UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8440 Jefferson Highway, Suite 101 Baton Rouge, Louisiana	70809
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 6, 2015, Business First Bancshares, Inc. (“Business First”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Form 8-K”), in connection with Business First’s acquisition of American Gateway Financial Corporation (“American Gateway”) and its wholly owned subsidiary, American Gateway Bank. This Current Report on Form 8-K/A amends Item 9.01 of the Form 8-K to present certain historical financial statements of American Gateway and its consolidated subsidiary and certain unaudited pro forma financial information of Business First relating to the effects of the acquisition and should be read in conjunction with the Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited historical financial statements of American Gateway and its consolidated subsidiary as of and for the year ended December 31, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma consolidated financial statements of Business First as of and for the year ended December 31, 2014, which have been prepared to give effect to the acquisition and other related transactions, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference. The unaudited pro forma combined financial statements are presented for informational purposes only and do not purport to represent what Business First’s results of operations or financial position would have been had the transactions reflected occurred on the dates indicated or to project Business First’s financial position as of any future date or Business First’s results of operations for any future period.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited consolidated financial statements of American Gateway as of and for the year ended December 31, 2014 and related notes to the consolidated financial statements.

99.2	Unaudited pro forma combined financial statements of Business First as of and for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2015

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited consolidated financial statements of American Gateway as of and for the year ended December 31, 2014 and related notes to the consolidated financial statements.

99.2	Unaudited pro forma combined financial statements of Business First as of and for the year ended December 31, 2014.